                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                           CENTRUM MERGER CORPORATION


     FIRST. The name of the corporation is Centrum Merger Corporation.

     SECOND. The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH.

     Section 1. Authorized Shares.

           The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is sixteen million (16,000,000) shares, of which (i) seven million five hundred thousand (7,500,000) shares, of a par value of $.05 per share, shall be Class A Common Stock (the "Class A Common Stock"), (ii) seven million five hundred thousand (7,500,000) shares, of a par value of $.05 per share, shall be Class B Common Stock (the "Class B Common Stock"), and (iii) one million (1,000,000) shares, of a par value of $.05 per share, shall be Preferred Stock (the "Preferred Stock").

     Section 2.  Class A Common Stock and Class B Common Stock.

           The rights, preferences, qualifications, limitations and restrictions of the Class A Common Stock and the Class B Common Stock are as follows:

           A. Voting Rights

           1. Each share of Class A Common Stock shall entitle the holder thereof to one vote upon each matter coming before any meeting of stockholders. Each share of Class B Common Stock shall entitle the holder thereof to one vote upon each matter coming before any meeting of stockholders; provided, however, that each share of Class B Common Stock, when voting as a single class under the General Corporation Law of the State of Delaware with shares of any other class of securities of the Corporation, shall entitle the holder thereof to ten (10) votes. Except as set forth herein, all actions submitted in a vote of stockholders shall be voted on by the holders of Class A Common Stock and Class B Common Stock (as well as the holders of any series of Preferred Stock, if any, entitled to vote thereon) voting together as a single class.

           2. The holders of Class A Common Stock and Class B Common Stock shall each be entitled to vote separately as a class with respect to (i) amendments to this


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      Certificate of Incorporation that alter or change the powers, preferences or special rights of their respective class of stock so as to affect them adversely, and (ii) such other matters as require class votes under the General Corporation Law of the State of Delaware.

           B. Dividends

           1. Holders of Class A Common Stock and Class B Common Stock shall be entitled to receive dividends on an equal per share basis, out of funds legally available therefor, when and as declared by the Board of Directors.

           2. No dividends payable in shares of Class B Common Stock shall be declared on Class A Common Stock and no dividends payable in shares of Class A Common Stock shall be declared on Class B Common Stock.

           C. Conversion of Class B Common Stock

     1. Each share of Class B Common Stock may at any time be converted into one (1) fully paid and nonassessable share of Class A Common Stock.

     2. The holders of a certificate or certificates for Class B Common Stock, in order to effect the conversion of shares represented thereby, shall surrender the certificate or certificates to the Corporation or to the Transfer Agent, accompanied by a written notice of the election to convert and by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or his duly authorized attorney, and the necessary stock transfer stamps or equivalent funds, if required pursuant to subparagraph 6 below.

     3. As promptly as practicable after the surrender for conversion of a certificate or certificates representing shares of Class B Common Stock in the manner provided in subparagraph 2, the Corporation shall issue and deliver or cause to be issued and delivered to the person entitled thereto a certificate for the number of full shares of the Class A Common Stock issuable upon such conversion. The conversion shall be deemed to have been effected on the date of the surrender of the certificate or certificates representing shares of Class B Common Stock, and the person in whose name the certificate or certificates of the Class A Common Shares issuable upon conversion are to be issued shall be deemed the holder of record of the shares as of that date.

     4. No adjustments with respect to dividends on shares of Class A Common Stock or Class B Common Stock shall be made in connection with any convention of shares of Class B Common Stock into shares of Class A Common Stock.


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     5. The Corporation shall at all times have authorized but unissued, or in its treasury, a number of shares of Class A Common Stock sufficient for the conversion of all shares of Class B Common Stock from time to time outstanding.

     6. The issuance of a certificate or certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

           D. Preemptive Rights

           Holders of the Class A Common Stock and Class B Common Stock shall have no preemptive right to subscribe to any securities issued by the Corporation.

           E. Rights Upon Liquidation

           In the event of dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of the Class A Common Stock and Class B Common Stock shall be entitled to payment out of the assets of the Corporation ratably in accordance with the number of shares held by them respectively.

      Section 3. Preferred Stock.

           A. Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

           B. The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

           1. The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors



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      in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

           2. The dividend rate or rates on the shares of such series and the relation which such dividends shall bear to the dividends payable on any other class or classes or of any other series of capital stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

           3. Whether the shares of such series shall be redeemable, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices at which and the manner in which such shares shall be redeemable, including the manner of selecting share of such series for redemption if less than all shares are to be redeemed.

           4. The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, which rights may vary, depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

           5. Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or noncumulative, the extent to which and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof.

           6. Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class of classes of capital stock of the Corporation, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange.

           7. The voting powers, full and/or limited, if any, of the shares of such series; and whether and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of the corporation in case of dividend arrearage or other specified events, or upon other matters.



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           8. Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series.

           9. Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

           C. No dividends shall be paid or declared or set apart on any particular series of Preferred Stock in respect of any period unless accumulated dividends shall be or shall have been paid, or declared and set apart for payment, pro rata on all shares of Preferred Stock at the time outstanding of each other series which ranks equally as to dividends with such particular series, so that the amount of dividends declared on such particular series shall bear the same ratio to the amount declared on each such other series as the dividend rate of such particular series shall bear to the dividend rate of such other series.

           D. Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Section 3, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever.

           E. Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the corporation, or which have been issued and reacquired in any manner, shall, upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, have the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

     FIFTH. The name and mailing address of the incorporator are Joan S. Vander Linde, Schiff Hardin & Waite, 7200 Sears Tower, Chicago, Illinois 60606.

     SIXTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to adopt, amend or repeal the By-laws of the corporation.

     SEVENTH. A person who was or is a director of the corporation shall not be personally, liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived



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any improper personal benefit. Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification. If the Delaware General Corporation Law is amended to further eliminate or limit, or to authorize further elimination or limitation of the personal liability of directors for breach of fiduciary duty as a director, then the personal liability of a director to this corporation or stockholders shall be eliminated or limited to the full extent permitted by the Delaware General Corporation Law.

     EIGHTH. Elections of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

     NINTH. The corporation elects not to be governed by Section 203 of the Delaware General Corporation Law entitled "Business Combinations with Interested Stockholders."

     TENTH. Action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

     ELEVENTH. Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the corporation), any director or the entire Board of Directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the then outstanding voting stock. Cause for removal shall be deemed to exist only if the director whose removal is proposed has been convicted of a felony by, a court of competent jurisdiction or has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of such director's duty to the corporation and such conviction or adjudication is no longer subject to direct appeal.

     TWELFTH. The Corporation reserves the right to amend its certificate of incorporation, and to thereby change or repeal any provision therein contained from time to time, in the manner prescribed at the time by statute, and all rights conferred upon stockholders by such certificate of incorporation are granted subject to this reservation.

     The undersigned, being the incorporator herein above named, has executed this Certificate of Incorporation this 26th day of October, 1990, thereby acknowledging under penalties of perjury that the foregoing is the act and deed of the undersigned and that the facts stated therein are true.


                                   /s/ Joan Vander Linde
                                   --------------------------------------------
                                            Joan S. Vander Linde




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                        AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is dated as of this 16th day of November, 1990 between Centrum Industries, Inc., a North Dakota corporation ("Centrum North Dakota") and Centrum Merger Corporation, a Delaware corporation ("Centrum Delaware"). Centrum North Dakota and Centrum Delaware are sometimes referred to jointly as the "Constituent Corporations".

                                  WITNESSETH:

     WHEREAS, Centrum Delaware is a corporation duly organized and existing under the laws of the State of Delaware; and

     WHEREAS, Centrum North Dakota is a corporation duly organized and existing under the laws of the State of North Dakota; and

     WHEREAS, the total number of shares of stock which Centrum Delaware has authority to issue is 15,000,000 shares of Common Stock $.05 par value, consisting of seven million five hundred thousand (7,500,000) shares of Class A Common Stock, $.05 par value (the "Class A Common Stock," and seven million five hundred thousand (7,500,000) shares of Class B Common Stock, $.05 par value (the "Class B Common Stock") and 1,000,000 shares of Preferred Stock, $.05 par value, of which 1,0000 shares of Class B Common Stock are issued and outstanding and held by Centrum North Dakota; and

     WHEREAS, the total number of shares which Centrum North Dakota has authority to issue is 7,500,000 shares of Common Stock, $.05 par value, of which 1,898,102 shares are issue and outstanding; and

     WHEREAS, the Boards of Centrum Delaware and Centrum North Dakota have each determined that it is advisable that Centrum North Dakota be merged with and into Centrum Delaware (the name of which will become "Centrum Industries, Inc." upon the effective date of the merger) and have approved such merger on the terms and subject to the conditions hereinafter set forth in accordance with the applicable provisions of the laws of the State of Delaware and the State of North Dakota permitting such merger;

     NOW, THEREFORE, in consideration of the foregoing and of the agreements, covenants and provisions hereinafter set forth, Centrum Delaware and Centrum North Dakota have agreed and do hereby agree as follows:

                                   ARTICLE I

     Subject to the approval of the shareholders of Centrum North Dakota, Centrum North Dakota and Centrum Delaware shall be merged into a single corporation in accordance with the applicable provisions of the laws of the State of North Dakota and the State of Delaware by Centrum North Dakota merging with and into Centrum Delaware, and Centrum Delaware shall be the surviving corporation (sometimes referred to herein as the "Surviving Corporation") effective upon the date when (a) the Agreement is filed with the Secretary of State of the State of Delaware in accordance with the General Corporation Law of the State of Delaware, and (b) Articles of Merger relating to this Agreement are filed with the Secretary of State of the State of North Dakota in accordance with the North Dakota Business Corporation Law (the "Effective Date").

                                   ARTICLE II

As of the Effective Date:

     (a) The Constituent Corporations shall be a single corporation which shall be Centrum Delaware as the Surviving Corporation, and the separate existence of Centrum North Dakota shall cease except to the extent provided by the laws of the State of North Dakota in the case of a corporation after its merger into another corporation.

     (b) Centrum Delaware shall succeed to all of the rights, privileges, powers and property, including without limitation, all rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description, of the Constituent Corporations, in the manner of and as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware and in Section 10-19.1-102 of the North Dakota Business Corporation Act. Centrum Delaware shall succeed to all debts, liabilities and obligations of the Constituent Corporations, and any claim existing or action or proceeding pending against, and all rights of creditors in response of, and all liens upon any property of the Constituent Corporations as if incurred or contracted by it, all as more fully set forth in Section 259 of the General Corporation Law of the State of Delaware and in Section 10-19.1-102 of the North Dakota Business Corporation Act.

     (c) All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Centrum North Dakota, its shareholders, Board of Directors and committees thereof, officers and agents, which were valid and effective immediately prior to the Effective Date of the merger shall be taken for all purposes as the acts, plans, policies, agreements, arrangements, approvals and authorities of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Centrum North Dakota. The employees and agents of Centrum North Dakota shall become the employees and agents of the Surviving Corporation and Continue to be entitled to the same rights and benefits which they enjoyed as employees and agents of Centrum North Dakota.

     (d) The Certificate of Incorporation of Centrum Delaware shall be amended by striking out ARTICLE FIRST thereof and substituting in lieu thereof the following:

     "ARTICLE FIRST: The name of the corporation is "Centrum Industries, Inc",



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


     and, as so amended shall be the Certificate of Incorporation of the Surviving Corporation until the same shall be amended or changed in accordance with Delaware law.

     (e) The By-Laws of Centrum Delaware as in effect on the Effective Date of the merger shall be and constitute the By-Laws of the Surviving Corporation until the same shall be altered, amended or repealed.

     (f) The director and officers of Centrum North Dakota in office on the Effective Date of the merger shall be and constitute the directors and officers of the Surviving Corporation until the next annual meeting of the stockholders of the Surviving Corporation and until their respective successors shall have been elected and shall have qualified, or until their earlier resignation, removal, or replacement.

                                  ARTICLE III

     The manner and basis of converting the shares of Centrum North Dakota into shares of the Surviving Corporation and the cancellation and retirement of shares of Centrum Delaware shall be as follows:

           (a) As of the Effective Date, by virtue of the merger and without any further action on the part of the Constituent Corporations or their shareholders, the 1,000 shares of Class B Common Stock of Centrum Delaware owned by Centrum North Dakota immediately prior to the Effective Date of the merger shall be cancelled and retired, and all rights in respect thereof shall cease.

           (b) As of the Effective Date, by virtue of the merger and without any further action on the part of the Constituent Corporations or their shareholders, each share of Common Stock of Centrum North Dakota, $.05 par value, issued and outstanding immediately prior to the Effective Date of the merger shall be changed and converted into one fully paid and nonassessable share of Class B Common Stock of the Surviving Corporation, $.05 par value. Outstanding certificates representing shares of Class B Common Stock of Centrum North Dakota shall thenceforth represent the same number of shares of Common Stuck of the Surviving Corporation, and the holder thereof shall have precisely the same rights which he would have had if such certificates had been issued by the Surviving Corporation.

                                   ARTICLE IV

     If at any time the Surviving Corporation shall consider or be advised that any further assignment or assurance in law is necessary or desirable to vest in the Surviving Corporation the title to any property or rights of Centrum North Dakota, the proper officers and directors of Centrum North Dakota shall, and will, execute and make all such proper assignments and


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


assurances in law and do all things necessary or appropriate to vest such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the officers and directors of the Surviving Corporation are fully authorized in the name of Centrum North Dakota, or otherwise, to take any and all such action.

                                   ARTICLE V

     This Agreement shall be submitted to the shareholders of each of the Constituent Corporations as provided by law, and shall take effect, and be deemed and be taken to be the Agreement and Plan of Merger of the Constituent Corporations, upon the approval or adoption thereof by the shareholders of each of the Constituent Corporations in accordance with all applicable laws, and upon the certification, execution, acknowledgement, filing and recording of such documents and the doing of such acts and things as shall be required for accomplishing the merger under all applicable laws.

     Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by Centrum North Dakota by appropriate resolution of its Board of Directors at any time prior to the Effective Date of the merger in the event that for any reason consummation of the merger is deemed inadvisable in the opinion of the Board of Directors of Centrum North Dakota. In the event of the termination and abandonment of this Agreement pursuant to the preceding sentence, this Agreement shall become void and have no effect, without any liability on the part of either of the Constituent Corporations, or their respective shareholders, directors or officers in respect thereof.

                                   ARTICLE VI

     Centrum Delaware, as the Surviving Corporation, hereby agrees that (a) it may be served with process in the State of North Dakota in any proceeding for the enforcement of any obligation of Centrum North Dakota and in any proceeding for the enforcement of the rights of a dissenting shareholder of Centrum North Dakota, (b) the Secretary of State of North Dakota is irrevocably appointed as its agent to accept service of process in any such proceeding at the address set forth herein, and (c) it will promptly pay to the dissenting shareholders of Centrum North Dakota the amount, if any, to which they are entitled under
Section 10-19.1-87 of the North Dakota Business Corporation Act.



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


     IN WITNESS WHEREOF, each of the Constituent Corporations, pursuant to authority duly given by resolutions adopted by its Board of Directors, has caused this Agreement to be executed as of the day and year aforesaid.

                                Centrum Industries, Inc.
                                 A North Dakota corporation


                                By /s/ John R. Ayling
                                   --------------------------------------
                                     Chairman of the Board
ATTEST:

By  Merle E. Pheasant
    -------------------------

                                Centrum Merger Corporation
                                 A Delaware corporation


                                By /s/ John R. Ayling
                                   --------------------------------------
                                     Chairman of the Board
ATTEST:

By  Merle E. Pheasant
    -------------------------



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




                           CENTRUM MERGER CORPORATION

                            SECRETARY'S CERTIFICATE


     The undersigned, Merle E. Pheasant, Jr., Secretary of Centrum Merger Corporation, a Delaware corporation (the "Corporation"), does hereby certify that the sole stockholder of the outstanding stock of the Corporation dispensed with a meeting and consented in writing on November 16, 1990, pursuant to
Section 228 of the General Corporation Law of the State of Delaware, to the adoption of the attached Agreement and Plan of Merger dated November 16, 1990 between Centrum Industries, Inc. and the Corporation.
     IN WITNESS WHEREOF, I have executed this Certificate this 7th day of December, 1990.

                                        /s/ Merle E. Pheasant, Jr.
                                        -------------------------------------
                                        Merle E. Pheasant, Jr., Secretary

                            CENTRUM INDUSTRIES, INC.

                            SECRETARY'S CERTIFICATE


     The undersigned, Merle E. Pheasant, Jr., Secretary of Centrum Industries, Inc., a North Dakota corporation (the "Corporation"), does hereby certify that the attached Agreement and Plan of Merger between Centrum Merger Corporation and the Corporation was submitted to the stockholders entitled to vote at the annual meeting of the Corporation. At said meeting, the Agreement and Plan of Merger was considered by the stockholders entitled to vote, and, a vote having been taken for the adoption or rejection by them of the Agreement and Plan of merger, a majority of the outstanding stock of the corporation entitled to vote was voted for the adoption of the Agreement and Plan of Merger.
     IN WITNESS WHEREOF, I have executed this Certificate this 7th day of December, 1990.

                                        /s/ Merle E. Pheasant, Jr.
                                        -------------------------------------
                                        Merle E. Pheasant, Jr., Secretary

                          CERTIFICATE OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                            CENTRUM INDUSTRIES, INC.


Pursuant to the general corporate laws of the State of Delaware, Section 242, the undersigned corporation executes the following Certificate of Amendment to the Articles of Incorporation of Centrum Industries, Inc.:

1.   The present name of the corporation is Centrum Industries, Inc.

2. The authentication number for the corporation assigned by Michael Harkins, Secretary of State of the State of Delaware, is 12835976 on October 26, 1990.

3. The address of the corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company. The address of the corporation's principal place of business is 5580 Monroe Street, Suite 100, Sylvania, Ohio 43560.

4.   Article FOURTH, is hereby amended to read as follows:

     Section 1. Authorized shares.

     The total number of shares of all classes of capital stock which the corporation shall have authority to issue is sixteen million (16,000,000) shares, of which fifteen million (15,000,000) shares, of a par value of $.05 per share, shall be Common Shares, and one million (1,000,000) shares, of a par value of $.05 per share, shall be Preferred Stock.

     Section 2. Capital Stock .

     The rights, preferences, qualifications, limitations and restrictions on the capital stock are as follows:

            A. Voting rights.

            Each share of Common Stock shall entitle the holder thereof to one
            (1) vote upon each matter coming before any meeting of the stockholders. Each share of Preferred Stock shall have no vote.

            B. Dividends.

            Holders of Common Stock shall be entitled to receive dividends on an equal per share basis, out of funds legally available therefor, when and as declared by the Board of Directors.

            Holders of Preferred Stock shall be entitled to Preferred Stock dividends under agreement entered into between the Corporation and the Preferred Stockholder.

            C. Preemptive Rights.

            Holders of Common Stock and Preferred Stock shall have no preemptive right to subscribe to any securities issued by the Corporation.

            D. Rights Upon Liquidation.

            In the event of dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to payment out of the assets of the Corporation ratably in accordance with the number of shares held by them respectively.

The remaining Sections of Article FOURTH shall not be amended and shall remain as originally stated.

Article SEVENTH, is hereby amended to add to the existing Article:

              (v) actions or inactions proved by clear and convincing
                  evidence that the director or officer deliberately intended to cause injury to the Corporation or recklessly disregarded the interests of the Corporation and a director or officer shall perform his duties including his duties as a member of a committee upon which he may serve, in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the Corporation, and with the care, that an ordinary prudent person in a like position would use under similar circumstances and personal liability of a director or officer shall not be limited for breach of the director's or officer's duty of loyalty to the Corporation or its stockholders or for the acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the director or officer derived an improper personal benefit.

             (vi) The Corporation shall have the power to indemnify a
                  director or officer within the authority of the statutes of the State of Delaware but no indemnification shall be available in respect of any claim, issue or matter as to which the director or officer shall have been adjudged to be liable to the Corporation or its shareholders. The Corporation shall have the right to indemnify a director or officer beyond the boundaries or statutes of the State of Delaware only where consistent with the statute wherein the director or officer has acted in good faith or in the best interests of the Corporation. The Corporation shall also have the authority for permissive indemnification of a director or officer of the Corporation for actions where the director or officer is not successful on the merits of the case.

5. The foregoing amendments to the Articles of Incorporation of Centrum Industries, Inc. were duly adopted at the Annual Meeting of Shareholders of the Corporation held on the 15th day of March 1994, by overwhelming majority of the shareholders present in person or by proxy.


                                     Signed this 4th day of May 1994,


                                     By /s/ George H. Wells
                                        -------------------------------------
                                        George H. Wells, President


                                     By /s/ William L. Faulkner
                                        -------------------------------------
                                        William L. Faulkner, Secretary
                                        Centrum Industries, Inc.




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